Exhibit 10 (bl)  Summary of Employment Arrangements with Executive
Officers

	All regular employees of the Company including the named executive officers receive (a) cash compensation (i.e., base salary and discretionary bonus); (b) retirement related benefits (i.e., the option to participate in the Company's 401k Plan) and (c) other benefits. Other benefits, which are available to all regular employees, include medical, dental, vision care and life insurance and flexible spending accounts. The Company provides all officers and certain employees with vehicles (i.e., payment of rental, gas and maintenance with respect to the personal use of an automobile provided by the Company), supplemental life insurance and business travel accident insurance. The Company also provides a golf club membership to the Chief Executive Officer. No employee of the Company has a written employment agreement with the Company.

	The base salary of the two Executive Officers for the year ended December 31, 2006, was as follows:

President and Chief Executive Officer       $253,000
Vice President of Finance,
  Chief Financial Officer and Secretary     $206,000

	Salaries for 2007 have yet to be determined.